UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2019

VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)

(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2019, Vertex Pharmaceuticals Incorporated (the “Company”) issued a press release announcing Dr. Jeffrey M. Leiden’s upcoming transition to the role of Executive Chairman and the Company’s appointment of Reshma Kewalramani, M.D., as our President and Chief Executive Officer effective April 1, 2020.

Effective as of March 31, 2020, Dr. Leiden will cease to be President and Chief Executive Officer of the Company, and, effective April 1, 2020, Dr. Kewalramani, 46, now the Company’s Executive Vice President, Global Medicines Development and Medical Affairs, and Chief Medical Officer, will become the Company’s next President and Chief Executive Officer and will be appointed to serve on the Company’s board of directors (the “Board”). For additional biographical information on Dr. Kewalramani, please see the Company’s Form 10-K filed with the Securities and Exchange Commission on February 13, 2019. There are no transactions between Dr. Kewalramani and the Company that are required to be disclosed under Item 404(a) of Regulation S-K.

Dr. Leiden has agreed to continue to serve the Company as its Executive Chairman and will, subject to his continuing re-election by the Company’s shareholders, continue to serve on the Board, and as Chairman of the Board.

In connection with the announcement of Dr. Kewalramani’s promotion, the Management Development and Compensation Committee of the Board increased her base salary to $800,000. In addition, the Company entered into a new employment agreement and a new change of control agreement with Dr. Kewalramani, each of which will be effective upon Dr. Kewalramani’s appointment to the role of President and Chief Executive Officer on April 1, 2020. The employment agreement provides for Dr. Kewalramani to receive a base salary of $1,150,000 and a target annual bonus of 120% of base salary, and for Dr. Kewalramani’s continued participation in our equity programs applicable to the Company’s senior executives. The first equity awards made after the effective date of the employment agreement are expected to be approved by the Board and our Management Development and Compensation Committee during the first calendar quarter of 2021 with an aggregate target grant date fair value of $11,000,000. The employment agreement also provides that if Dr. Kewalramani terminates her employment for good reason or if we terminate her employment without cause, including such a termination of employment occurring prior to April 1, 2020, she will be entitled to receive (i) an amount equal to 200% of her base salary and target annual bonus, (ii) a pro-rated portion of the target annual bonus for the year in which her employment terminates, (iii) Company payment of medical, dental and life insurance premiums for 18 months following termination, and (iv) 12 months’ accelerated vesting of her outstanding equity awards (with any applicable performance vesting criteria being deemed achieved at target). If Dr. Kewalramani’s employment is terminated due to her death or disability, she will be entitled to receive (i) a pro-rated annual bonus (based on actual performance) for the year in which the termination of employment occurs, and (ii) consistent with programs applicable to all of the Company’s employees, accelerated vesting of all of her outstanding options and restricted stock unit awards (with any applicable performance vesting criteria being deemed achieved at target). Pursuant to the change of control agreement, if we terminate Dr. Kewalramani’s employment without cause on a date within 90 days prior to or 12 months after a change of control or if Dr. Kewalramani terminates her employment for good reason as a result of an event constituting good reason that occurs on a date within 90 days prior to or 12 months after a change of control, Dr. Kewalramani will receive (i) an amount equal to 299% of her base salary and target annual bonus, (ii) a pro-rated portion of the target annual bonus for the year in which her employment terminates, and (iii) full vesting of all of her outstanding equity awards (with any applicable performance vesting criteria being deemed achieved at target).

Dr. Kewalramani’s current employment agreement and change of control agreement will each expire and be terminated effective upon her appointment to the role of President and Chief Executive Officer on April 1, 2020.

In connection with the leadership transition, the Company also entered into an amendment to the amended and restated employment agreement by and between Dr. Leiden and the Company, dated November 30, 2016, to reflect the parties’ agreement not to extend the term of such employment agreement beyond March 31, 2020, and to enter into a new employment agreement, attached as an exhibit to the amendment, to govern the terms and conditions of Dr. Leiden’s employment as Executive Chairman effective as of April 1, 2020. Dr. Leiden’s employment as President and Chief Executive Officer of the Company will terminate upon the expiration of the term of his current agreement on March 31, 2020, and pursuant to the terms of his current agreement, he will be entitled to equity acceleration resulting from the expiration of the term of his employment agreement. The amendment also provides that if Dr. Leiden’s employment is terminated by the Company without cause prior to the expiration of his current agreement, Dr. Leiden will be entitled to an additional severance payment equal to the severance payment payable under his new employment agreement in the event of the termination of his employment without cause or by him for good reason, as described below.

The new employment agreement that the Company and Dr. Leiden have agreed to enter into in respect of his service as the Company’s Executive Chairman will have a three-year term ending March 31, 2023. During the first year of his term as Executive Chairman, Dr. Leiden will be entitled to a reduced base salary of $1,000,000 and a reduced target annual bonus of 100% of base salary, and will not receive any base salary or annual bonus for the next two years of the term. In respect of each year during the term of the agreement, Dr. Leiden will be entitled to receive annual equity awards, 50% of which will be subject to performance-based vesting terms, which annual equity awards will have an aggregate grant date value of $9,000,000, $8,500,000 and $6,500,000, respectively. In the event that Dr. Leiden’s employment is terminated by the Company without cause or by him for good reason prior to the expiration of the three-year term, he will be entitled to receive Company payment of medical, dental and life insurance premiums for, and to a severance payment in an amount equal to any base salary or annual bonus amounts remaining unpaid under the agreement, and a cash payment equal to the grant date value of each of the annual equity awards he would have received under the agreement following the date of termination had his employment continued through the end of the term. If Dr. Leiden’s employment under the term of his new agreement is terminated due to his death or disability prior to the expiration of the three-year term, he will be entitled to any base salary or annual bonus amounts remaining unpaid under the agreement and to a cash payment equal to the grant date value of the next annual equity award he would have received on the grant date immediately following the date of termination had his employment continued through such date.

Any severance payments or benefits provided for under the agreements described above are conditioned on Dr. Leiden’s or Dr. Kewalramani’s, as applicable, timely execution of a release of claims in favor of the Company. Dr. Leiden and Dr. Kewalramani are also each parties to separate non-disclosure, non-competition and inventions assignment agreements with the Company that impose restrictive covenants in favor of the Company on the executive both during and after employment with the Company.

The foregoing description of the agreements with Dr. Kewalramani and Dr. Leiden does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 through 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Description
10.1	Employment Agreement, dated as of July 24, 2019, between Vertex Pharmaceuticals Incorporated and Reshma Kewalramani
10.2	Change of Control Agreement, dated as of July 24, 2019, between Vertex Pharmaceuticals Incorporated and Reshma Kewalramani
10.3
Amendment No. 1, dated as of July 24, 2019, to the Amended and Restated Employment Agreement, dated November 30, 2016, by and between Vertex Pharmaceuticals Incorporated and Jeffrey M. Leiden, M.D., PhD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: July 25, 2019	/s/ Michael Parini
Michael Parini Executive Vice President, Chief Legal and Administrative Officer